UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2024

RENOVARO INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38751	45-2559340
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2080 Century Park East, Suite 906

Los Angeles, CA 90067

(Address of principal executive offices)

+1 (305) 918-1980

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	RENB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 14, 2024, the Audit Committee of the Board of Directors of the Company, based on the recommendation of the Company’s management, and after consultation with the Company’s independent registered public accounting firm, concluded that the Company’s previously issued unaudited interim condensed consolidated financial statements contained within the Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 contained a material misstatement related to the value of its indefinite life intangible assets (IPR&D assets), impacting the value of the IPR&D assets on the balance sheet, together with the loss on the statement of operations, and, accordingly, should no longer be relied upon.

As previously disclosed in the Company’s Annual Report on Form 10-K filed with the Commission on October 2, 2023, further development of the Company’s product candidate RENB-HV-01 was deemed costly and a long-term undertaking and therefore it had become less attractive and had been deprioritized so that pipelines that could move more quickly could be prioritized (e.g., RENB-DC-11). On March 31, 2024, a license agreement by and between Weird Science LLC and Enochian Biopharma, Inc. (now known as Renovaro Biosciences, Inc.), a wholly-owned subsidiary of the Company, dated February 16, 2018 (the “License Agreement”) covering RENB-HV-01 was terminated by the licensor.

The Company’s management identified an error in the March 31, 2024 financial statements resulting from the method used to measure the impairment of an indefinite life intangible asset (IPR&D asset) associated with the termination of the License Agreement. The error resulted in, among other things, an overstatement of our assets and an understatement of our net loss and net loss per share for the three and nine months ended March 31, 2024 due to an increase in the non-cash intangible asset impairment charge.

Accordingly, the Company intends to restate the aforementioned financial statements by amending its quarterly report on Form 10-Q for the quarter ended March 31, 2024 as soon as reasonably practicable. The Company expects to file the amended quarterly report during the week of August 19, 2024.

Item 7.01 Regulation FD Disclosure.

On June 21, 2024, the Company filed suit against Weird Science LLC, William Anderson Wittekind, and certain trusts in connection with the February 16, 2018 merger involving the Company and two companies closely associated with Serhat Gumrukcu. In the complaint, the Company alleges that Gumrukcu and others deliberately and fraudulently concealed a murder-for-hire scheme from the Company in order to induce the Company to enter into the merger agreement, which resulted in the defendants receiving shares and compensation. The Company asserts claims for fraudulent concealment, equitable fraud, unjust enrichment, and civil conspiracy and seeks, inter alia, equitable relief, including, but not limited to, return to the Company any shares received in connection with the merger, and damages.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this Current Report on Form 8-K may be considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and within the meaning of the federal securities laws. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties such as those set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that are available on the website of the SEC at www.sec.gov and other documents filed, or to be filed with the SEC by the Company. The foregoing list of factors is not exhaustive. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and, except as required by law, does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENOVARO INC.

By:	/s/ Simon Tarsh
Name: Simon Tarsh Title: Interim Chief Financial Officer

Date: August 19, 2024